Exhibit 5.1

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

July 25, 2006

Viisage Technology, Inc.

296 Concord Road, Third Floor,

Billerica, MA 01821

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4, File No. 333-131843 filed by you with the Securities and Exchange Commission (the “Commission”) on February 14, 2006 (as may be further amended or supplemented, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 45,569,966 shares of your Common Stock (the “Stock”) pursuant to the terms of an Agreement and Plan of Reorganization dated as of January 11, 2006 by and among Viisage Technology, Inc., a Delaware corporation (“Viisage”), VIDS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Viisage (“VIDS”), and Identix Incorporated, a Delaware corporation (“Identix”), as amended on July 7, 2006 (the “Merger Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) Viisage’s currently effective Restated Certificate of Incorporation, filed with the Delaware Secretary of State on June 13, 1996; the Certificate of Amendment of Restated Certificate of Incorporation, filed with the Delaware Secretary of State on May 9, 2001; the Second Certificate of Amendment of Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 19, 2001; the Third Certificate of Amendment of Restated Certificate of Incorporation, filed with the Delaware Secretary of State on June 14, 2004; and the Fourth Certificate of Amendment of Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 16, 2005;

(2) the form of Fifth Certificate of Amendment of Restated Certificate of Incorporation of Viisage, filed as Exhibit 3.8 to the Registration Statement, which is currently subject to the approval of Viisage’s stockholders, which we assume will be obtained prior to closing of the merger;

(3) Viisage’s Bylaws, certified by the Secretary of Viisage on April 3, 2006;

(4) the Registration Statement, together with the other exhibits filed as a part thereof or incorporated by reference therein;

(5) the Merger Agreement;

(6) the joint proxy statement/prospectus prepared in connection with the Registration Statement, together with the annexes thereto (the “Prospectus”); and

(7) actions, consents and minutes of meetings of Viisage’s Board of Directors.

In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or copies, the genuineness of all signatures, the legal capacity of all natural persons, and the completeness and accuracy of the corporate records and stock books of the Company provided to us. We have also assumed that any certificates representing the Stock have been, or when issued will be, properly signed by authorized officers of the Company or their agents.

We do not hold ourselves as experts in, and express no opinion as to, the applicability or effect of the laws of any state or jurisdiction other than the laws of The Commonwealth of Massachusetts, and the Delaware General Corporation Law and the federal law of the United States of America that, in our experience, are applicable to a transaction of the type contemplated in the Merger Agreement. We express no opinion as to any law or regulation that may be applicable to Viisage as a result of the nature of the business(es) or transactions that it may enter into in the future. We express no opinion with respect to the effect of the laws of any other jurisdiction on the transactions contemplated by the Registration Statement or the Prospectus.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared, and shall remain, effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded.

Based upon the foregoing, it is our opinion that the shares of Stock to be issued, sold and delivered by you pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, following approval by your stockholders of such issuance, will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement, the Prospectus constituting a part thereof and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement under the caption “Legal Matters,” and to the filing and use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. Our opinion above is based on facts, circumstances and law as in effect on the date hereof.

Very truly yours,

/s/ CHOATE, HALL & STEWART LLP
CHOATE, HALL & STEWART LLP